Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Reports Record Revenues and Improved Cash Flow

Beaverton, Ore. – Nov. 7, 2005 – Digimarc Corporation (NASDAQ: DMRC) today reported its financial results for the third quarter ended Sept. 30, 2005.  Third quarter revenue totaled $26.8 million, the Company’s highest quarterly revenues ever and 14% higher than revenues of $23.5 million in the comparable period of 2004. Third quarter net loss was $4.2 million, or net loss of $0.21 per diluted share, compared with net loss of $2.5 million, or net loss of $0.12 per diluted share, for the same period last year. Third quarter operating expenses totaled $14.6 million, up from operating expenses of $12.5 million for the third quarter of 2004.  Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) improved to $1.1 million for the third quarter of 2005 from a negative ($1.2) million in the second quarter of 2005.  EBITDA is calculated by adjusting net income for the effects of interest, taxes, depreciation, and amortization.

Cash flow continued its sequential quarterly improvement. Cash flow from operations in the third quarter was positive at approximately $0.3 million, up from negative ($0.6) million in the preceding quarter. The overall reduction in aggregated cash was $3.5 million, down from a $5.4 million decrease in the prior quarter. The cash used included $3.7 million of capital investments in new programs.  See Reconciliation of Non-GAAP Financial Measures to GAAP included with the financial statement information included in this earnings release for further discussion of EBITDA and overall reduction in aggregated cash and a reconciliation of each of these to the comparable GAAP financial measures.

According to Digimarc Chairman and CEO Bruce Davis, “We are making good progress in all areas of the business, focusing on serving our customers’ needs and aligning our resources to improve productivity, as we restructure operations in support of our efforts to return to profitability.”

Davis continued, “There is great promise in our markets, as evidenced by significant driver license contract awards in Massachusetts last quarter and Texas this quarter, and by indications of growing appreciation for our digital watermarking technology in media and entertainment. We are very excited about the $40 million in federal funding from the Federal government for grants to the States in the 2006 federal fiscal year to help them to improve the security of driver licenses in accordance with the REAL ID mandate passed earlier this year.”

Third quarter business highlights:

•                  A multi-year patent licensing agreement with Dolby Laboratories, including Dolby’s wholly owned subsidiary Cinea, Inc., to support the comprehensive set of forensic watermarking products and services that Cinea provides to the media and entertainment industry.

•                  The announcement by the Digital Cinema Initiative (DCI) that digital watermarking technology has been incorporated as part of the Digital Cinema System Specification to help deter piracy of digital movies shown at theaters around the world. DCI is a joint venture of Disney, Fox, MGM, Paramount, Sony Pictures Entertainment, Universal and Warner Bros. Studios.

•                  Two new contracts with the Massachusetts Registry of Motor Vehicles for the implementation of facial recognition biometrics and sophisticated identity document authentication elements of the Digimarc Identity Validation Suite (IDVS) to reduce driver license fraud, a key concern of recently passed REAL ID federal legislation.

•                  A contract with an estimated value of $1.5 million to supply the Provisional Electoral Council (CEP) of Haiti with approximately four million secure citizens’ ID cards in support of the country’s upcoming elections.

•                  The grant of the Company’s 200th U.S. patent, enhancing Digimarc’s position as a leader in digital watermarking innovation and supporting the Company’s patent licensing business and secure ID and media management offerings in a variety of markets.

Early fourth quarter highlights:

•                  A new five-year agreement by the Texas Department of Public Safety valued at nearly $30 million to provide a new centrally issued driver license. The contract award is built on Digimarc’s highly secure and durable Exian Evident card structure, Digimarc’s newest innovation in high security driver license card products, as well as large scale implementations of fingerprint matching and facial recognition to screen for attempted driver license fraud.

•                  A two-year contract extension with the California Department of Motor Vehicles, a long-time customer and the largest issuer of driver licenses in the U.S. Under this contract, Digimarc will continue to operate the nation’s highest volume central issue driver license system, which includes a world-class card production factory and more than 170 enrollment locations.

Conference Call

Digimarc will hold its third quarter 2005 earnings conference call Tuesday, Nov. 8, 2005, at 8 a.m. PT / 11 a.m. ET.  The call will be open to the general public and the media and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q3 Earnings Release Conference Call” icon on the “Investor Relations Events” page.  This Web cast will also be available for later listening at www.digimarc.com/investor/events.asp and www.earnings.com for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp under the subcategory “Company Presentations.”

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004
Revenue:
Service	$22,372	$21,616	$20,001	$63,584	$55,524
Product and subscription	4,409	3,137	3,519	12,329	15,128
Total revenue	26,781	24,753	23,520	75,913	70,652

Cost of Revenue:
Service	14,704	14,878	11,942	42,722	33,199
Product and subscription	1,790	1,089	1,788	5,232	10,139
Total cost of revenue	16,494	15,967	13,730	47,954	43,338

Gross Profit:
Service	7,668	6,738	8,059	20,862	22,325
Product and subscription	2,619	2,048	1,731	7,097	4,989
Total gross profit	10,287	8,786	9,790	27,959	27,314

Percentage of gross profit to revenues:
Service	34%	31%	40%	33%	40%
Product and subscription	59%	65%	49%	58%	33%
Percentage of total gross profit to total revenues	38%	35%	42%	37%	39%

Operating expenses:
Sales and marketing	4,291	3,898	3,090	12,004	8,493
Research, development and engineering	2,898	3,001	1,931	8,382	5,203
General and administrative	6,234	6,999	6,748	20,187	16,603
Amortization of intangibles	1,147	1,339	688	3,297	1,877
Total operating expenses	14,570	15,237	12,457	43,870	32,176

Operating income (loss)	(4,283)	(6,451)	(2,667)	(15,911)	(4,862)

Other income (expense), net	214	297	194	645	566
Income (loss) before provision for income taxes	(4,069)	(6,154)	(2,473)	(15,266)	(4,296)
Provision for income taxes	(159)	(63)	6	(299)	(228)
Net income (loss)	$(4,228)	$(6,217)	$(2,467)	$(15,565)	$(4,524)

Net income (loss) per share - basic	$(0.21)	$(0.30)	$(0.12)	$(0.76)	$(0.22)
Net income (loss) per share - diluted	$(0.21)	$(0.30)	$(0.12)	$(0.76)	$(0.22)

Weighted average shares - basic	20,497	20,468	20,371	20,473	20,287
Weighted average shares - diluted	20,497	20,468	20,371	20,473	20,287

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$19,842	$18,489
Short-term investments	6,305	25,068
Total cash, cash equivalents and investments	26,147	43,557
Accounts receivable, net	15,836	14,674
Inventory, net	8,539	8,858
Other current assets	2,609	1,779
Total current assets	53,131	68,868

Restricted cash	7,286	8,279
Property and equipment, net	66,068	63,975
Intangibles, net	17,939	21,162
Other assets, net	921	1,003
Total assets	$145,345	$163,287

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,568	$11,424
Accrued payroll and related costs	4,007	2,161
Deferred revenue	4,597	4,854
Other current liabilities	1,878	1,492
Total current liabilities	17,050	19,931

Other long-term liabilities	1,007	1,112

Stockholders’ equity	127,288	142,244
Total liabilities and stockholders’ equity	$145,345	$163,287

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		September 30,	September 30,	September 30,
	2005	June 30, 2005	2004	2005	2004

Cash flows from operating activities:
Net loss	$(4,228)	$(6,217)	$(2,467)	$(15,565)	$(4,524)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,424	5,124	3,917	13,978	9,701
Stock-based compensation expense	153	151	—	355	—
Impairment of investments	—	—	300	—	300
settlement	—	—	348	—	348
Change in allowance for doubtful accounts	(82)	105	(88)	(10)	—
Other non-cash charges	(3)	(25)	581	(11)	574
Changes in operating assets and liabilities:
Restricted cash	1	1,084	1,745	993	1,741
Trade and unbilled accounts receivable, net	(723)	1,116	573	(1,152)	(2,342)
Inventory, net	(125)	591	196	319	451
Other current assets	349	(1,401)	467	(830)	606
Other assets, net	(50)	30	(332)	82	(257)
Accounts payable	(875)	(1,762)	(3,393)	(4,856)	99
Accrued payroll and related costs	510	71	616	1,846	1,164
Deferred revenue	(223)	199	(637)	(257)	414
Other liabilities	173	323	1,077	497	974
activities	301	(611)	2,903	(4,611)	9,249
Cash flows from investing activities:
Purchase of property and equipment	(2,046)	(1,812)	(6,528)	(6,070)	(22,309)
Capitalization of labor costs	(1,634)	(1,952)	(3,247)	(6,589)	(9,679)
Sale or maturity of short-term investments	41,709	48,794	89,383	133,247	173,389
Purchase of short-term investments	(39,639)	(42,378)	(80,641)	(114,484)	(154,342)
activities	(1,610)	2,652	(1,033)	6,104	(12,941)
Cash flows from financing activities:
Net proceeds from issuance of common stock	36	175	77	211	1,927
obligations	(117)	(117)	(45)	(351)	(135)
activities	(81)	58	32	(140)	1,792
equivalents	(1,390)	2,099	1,902	1,353	(1,900)

Reconciliation of Non-GAAP Financial Measures to GAAP

Digimarc Corporation

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) Information

(in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004

Net loss	(4,228)	(6,217)	(2,467)	(15,565)	(4,524)
Adjustments to calculate EBITDA:
Provision for taxes	159	63	(6)	299	228
Interest income, net	(247)	(215)	(202)	(664)	(578)
Depreciation and amortization	5,424	5,124	3,917	13,978	9,701
EBITDA	1,108	(1,245)	1,242	(1,952)	4,827

About EBITDA

EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to EBITDA). The reconciliation of GAAP and Non-GAAP Financial Measures for the three and nine months ended September 30, 2005 and 2004 and the three months ended June 30, 2005 is included in the above tables. Management of the Company believes that EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements. EBITDA is commonly used as a measure of performance and it is used by securities analysts, investors and other parties in evaluating the Company. Due to the nature of the Company’s government programs business and revenue recognition policies, the Company incurs significant non-cash charges for depreciation and amortization that it does not incur in association with revenues generated in the media and entertainment solutions area of the business. Therefore, the Company believes that by providing the calculation of EBITDA it will help investors better understand Digimarc’s underlying financial performance and ability to generate cash flow from operations.

Digimarc Corporation

Aggregated Cash Reconciliation to Cash and Cash Equivalents

(in thousands)

(Unaudited)

	September 30,	June 30,	March 31,
	2005	2005	2005

Aggregated Cash:
Cash and cash equivalents	$19,842	$21,232	$19,133
Short-term investments	6,305	8,375	14,791
Restricted cash, current and long-term	7,286	7,287	8,371
Total aggregated cash	$33,433	$36,894	$42,295
Less: prior quarter ending aggregated cash	$(36,894)	$(42,295)
Change in aggregated cash	$(3,461)	$(5,401)

About Overall Reduction in Aggregated Cash

Overall reduction in aggregated cash does not represent cash and cash equivalents as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to disclosure regarding changes in cash and cash equivalents (the most comparable GAAP financial measure to aggregated cash as used in this release, which includes cash and cash equivalents, short-term investments and restricted cash). The reconciliation of GAAP and Non-GAAP Financial Measures as of September 30, 2005, June 30, 2005 and March 31, 2005 is included in the above tables. Management of the Company believes that overall reduction in aggregated cash is helpful to investors as an indicator of the liquidity and cash position of the Company and its capacity to fund capital expenditures and working capital requirements. Overall reduction in aggregated cash is commonly used as a measure of performance and it is used by securities analysts, investors and other parties in evaluating the Company. The Company believes that providing overall reduction in aggregated cash will help investors better understand Digimarc’s liquidity and cash position.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 200 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to anticipated developments in the market for driver licenses and other ID cards, statements relating to growing appreciation for digital watermarking technology in media and entertainment, statements relating to anticipated revenue, performance and benefits under customer agreements, statements regarding revenues, operating expenses, cash flow and productivity, and other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion.  These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-Q for the quarterly period ended June 30, 2005, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources,” and “Risk Factors,” and in Part I, Item 4 thereof (“Controls and Procedures”).  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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